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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
EGS Electrical Group, LLC:

        We consent to the incorporation by reference in the registration statements (Nos. 333-56364, 333-68648, and 333-109334) on Form S-3, (No. 333-68650) on Form S-4, and (Nos. 033-24043, 333-29843, 333-29851, 333-29857, 333-29855, 333-38443, 333-70245, 333-82645, 333-82647, 333-61766, 333-69250, 333-69252, 333-106897, and 333-109112) on Form S-8 of SPX Corporation of our report dated December 20, 2004, with respect to the consolidated balance sheet of EGS Electrical Group, LLC and subsidiaries as of September 30, 2004, and the related consolidated statements of income, members' equity and comprehensive income, and cash flows for the year then ended, which report appears in the December 31, 2004 annual report on Form 10-K of SPX Corporation.

/s/ KPMG LLP

Chicago, Illinois
March 16, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm